Exhibit 99.1

Morphic Announces Corporate Highlights and First Quarter 2021 Financial Results

Expanded research and development collaboration with Janssen for third integrin program
Announced positive preliminary results from Phase 1 SAD clinical trial of MORF-057
Received acceptance to present full MORF-057 Phase 1 data set at the ECCO’21 Virtual Congress in July
Completed $245 million upsized public offering of stock
Presented positive preclinical data from αvβ8 program at AACR Annual Meeting demonstrating anti-tumor activity in checkpoint refractory cancer models
WALTHAM, Mass., April 29, 2021 – Morphic Therapeutic (Nasdaq: MORF), a biopharmaceutical company developing a new generation of oral integrin therapies for the treatment of serious chronic diseases, today reported corporate highlights and financial results for the first quarter of 2021.
Recent Highlights and Outlook
•Expanded research and development collaboration with Janssen Pharmaceuticals for a third program, focused on activating antibodies against a new integrin target
•Announced positive preliminary results from Phase 1 single ascending dose portion of MORF-057 Phase 1 providing early clinical proof of concept for MORF-057 as an oral, selective α4β7 inhibitor
◦MORF-057 was well tolerated in all dose cohorts
◦MORF-057 achieved greater than 95% mean receptor occupancy of α4β7 integrin at three highest dose levels
◦Observed saturating levels of >99% RO in subjects in each cohort above 25mg
◦Morphic received an acceptance for its submission to present the complete MORF-057 Phase 1 data set at the ECCO’21 Virtual Congress in July 2021. This presentation will include additional data from the Phase 1 SAD study as well as results from the ongoing Phase 1 multiple ascending dose and food effect studies
•Completed $245 million upsized public offering of stock providing runway until the end of 2024
•Presented positive preclinical data from the αvβ8 immuno-oncology program demonstrating that Morphic’s small molecule inhibitors, in combination with checkpoint inhibitors, potentiated anti-tumor activity in tumors refractory to checkpoint inhibition monotherapy
“Morphic has made great strides in our mission to develop oral integrin medicines based on the MInT platform thus far in 2021. We made noteworthy advances across our proprietary and partnered integrin development programs as well as in the operational aspects of our business, including expanded partnerships, and the presentation of new data from emerging programs in our early integrin pipeline,” commented Praveen Tipirneni, M.D., president and chief executive officer of Morphic Therapeutic. “Most importantly, we provided proof-of-concept data for MORF-057 in IBD, with a favorable tolerability profile and excellent pharmacodynamic data. Finally, based on our recent fund-raising, Morphic has a strong cash position as we approach additional MORF-057 data this year and then continue to advance our integrin-targeted therapeutic candidates created with the MInT platform.”

Financial Results for the First Quarter 2021
•Net loss for the quarter ended March 31, 2021 was $21.3 million or $0.63 per share compared to a net loss of $16.7 million or $0.55 per share for the same quarter last year.
•Revenue was $3.3 million for the quarter ended March 31, 2021 compared to $5.6 million for the same quarter last year.
•Research and development expenses were $18.6 million for the quarter ended March 31, 2021 as compared to $19.0 million for the same quarter last year. The slight decrease was due to AbbVie’s option exercise for αvβ6 program in 2020 resulting in lower costs in 2021 offset with higher costs associated with Morphic’s wholly owned α4β7 program.
•General and administrative expenses were $6.0 million for the quarter ended March 31, 2021, compared to $4.4 million for the same quarter last year. The increase was primarily attributable to increased headcount and higher professional and consulting costs associated with Morphic operating as a public company.
As of March 31, 2021, Morphic had cash, cash equivalents and marketable securities of $448.3 million, compared to $228.3 million as of December 31, 2020. The increase was primarily due to the closing of the public offering of common stock in March. Morphic believes its cash, cash equivalents and marketable securities as of March 31, 2021, will be sufficient to fund operating expenses and capital expenditure requirements until the end of 2024.
About Morphic Therapeutic
Morphic Therapeutic is a biopharmaceutical company developing a new generation of oral integrin therapies for the treatment of serious chronic diseases, including autoimmune, cardiovascular, and metabolic diseases, fibrosis and cancer. In collaboration with AbbVie, Janssen, and Schrödinger, Morphic is advancing its pipeline and discovery activities using its proprietary MInT technology platform which leverages the Company’s unique understanding of integrin structure and biology. For more information, visit www.morphictx.com.
Cautionary Note Regarding Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and of the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to: Morphic’s or our partners’ plans or ability to develop, obtain approval for any indication or disease and/or commercialize any oral small-molecule integrin therapeutics, including MORF-057, MORF-720, MORF-627, and any other candidates in development, the ability of MORF-057 to treat inflammatory bowel disease, the ability of MORF-720 and MORF-627 to treat idiopathic pulmonary fibrosis as well as other fibrotic diseases, the potential impact of the COVID-19 pandemic and the sufficiency of our cash, cash equivalents and investments to fund our operations. Statements including words such as “believe,” “plan,” “continue,” “expect,” “will be,” “develop,” “signal,” “potential,” “anticipate” or “ongoing” and statements in the future tense are forward-looking statements. These forward-looking statements involve risks and uncertainties, as well as assumptions, which, if they do not fully materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. Forward-looking statements are subject to risks and uncertainties that may cause Morphic’s actual activities or results to differ significantly from those expressed in any forward-looking statement, including risks and uncertainties related to Morphic’s ability to develop, obtain regulatory approval for and commercialize MORF-057, MORF-720, and other product candidates, the timing and results of preclinical studies and clinical trials, the potential impact of the COVID-19 pandemic, Morphic’s ability to protect intellectual property. We urge you to consider those factors, and the other risks and uncertainties described in our most recent annual report on Form 10-K as filed with the Securities and Exchange Commission (SEC), any subsequent quarterly reports on Form 10-Q as well as in other documents that may be subsequently filed by Morphic from time to time with the SEC, in evaluating our forward-looking statements.. These forward-looking statements speak only as of the date hereof and Morphic specifically disclaims any obligation to update these forward-looking statements or reasons why actual results might differ, whether as a result of new information, future events or otherwise, except as required by law.

-Financial Tables to Follow-

Morphic Holding Inc.
Condensed Consolidated Statements of Operations
(unaudited)
(in thousands, except share and per share data)

	Three Months Ended March 31,
	2021	2020

Collaboration revenue	$3,265	$5,594
Operating expenses:
Research and development	18,613	18,960
General and administrative	5,953	4,423
Total operating expenses	24,566	23,383
Loss from operations	(21,301)	(17,789)
Other income, net	17	886
Total other income	17	886
Loss before benefit from income taxes	(21,284)	(16,903)
Benefit from income taxes	—	157
Net loss	$(21,284)	$(16,746)
Net loss per share, basic and diluted	$(0.63)	$(0.55)
Weighted-average common shares outstanding - basic and diluted	33,532,405	30,188,575

Morphic Holding Inc.
Condensed Consolidated Balance Sheets
(unaudited)
(in thousands)

	March 31, 2020	December 31, 2020
Assets
Cash, cash equivalents and marketable securities	$448,324	$228,264
Other current assets	8,527	11,171
Total current assets	456,851	239,435
Other assets	2,715	2,947
Total assets	$459,566	$242,382

Liabilities and Stockholders' Equity
Current liabilities	$34,070	$39,438
Long-term liabilities	56,604	57,747
Total liabilities	90,674	97,185
Total stockholders' equity	368,892	145,197
Total liabilities and stockholders' equity	$459,566	$242,382
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Contacts
Morphic Therapeutic
Chris Erdman
chris.erdman@morphictx.com
617.686.1718
Media
Ten Bridge Communications
adam@tenbridgecommunications.com
917.697.9313